Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Investment Fund of our reports dated August 20, 2021, relating to the financial statements and financial highlights, which appear in Janus Henderson Absolute Return Income Opportunities Fund, Janus Henderson Adaptive Global Allocation Fund, Janus Henderson Developed World Bond Fund, Janus Henderson Dividend and Income Builder Fund, Janus Henderson Emerging Markets Managed Volatility Fund, Janus Henderson Flexible Bond Fund, Janus Henderson Global Allocation Fund – Conservative, Janus Henderson Global Allocation Fund – Growth, Janus Henderson Global Allocation Fund – Moderate, Janus Henderson Global Bond Fund, Janus Henderson Global Income Managed Volatility Fund, Janus Henderson Government Money Market Fund, Janus Henderson High-Yield Fund, Janus Henderson International Managed Volatility Fund, Janus Henderson Mid Cap Value Fund, Janus Henderson Money Market Fund, Janus Henderson Multi-Sector Income Fund, Janus Henderson Short-Term Bond Fund, Janus Henderson Small Cap Value Fund, Janus Henderson Small-Mid Cap Value Fund and Janus Henderson U.S. Managed Volatility Fund’s Annual Reports on Form N-CSR for the year ended June 30, 2021. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

June 8, 2022